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                                                                    Exhibit 10.8


                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of December 18, 2000 by and among DAISYTEK, INCORPORATED, a Delaware corporation (the "Borrower") and its domestic subsidiaries who are signatories hereto (the Borrower and such subsidiaries, together with any other entity that may become a party hereto as provided herein, the "Grantors") and Bank One, Texas, NA, a national banking association having its principal office in Dallas, Texas, in its capacity as administrative agent (the "Agent") for the LC Issuer and the lenders party to the Credit Agreement referred to below.

                              PRELIMINARY STATEMENT

        The Borrower, Daisytek International Corporation, a Delaware corporation, the Agent, as a Lender and as LC Issuer, the Syndication Agent, the Documentation Agent, and the other Lenders are entering into a Credit Agreement dated the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). The Grantors are entering into this Security Agreement (as it may be amended restated, supplemented or otherwise modified from time to time, the "Security Agreement") in order to induce the Lenders and the LC Issuer to enter into and extend credit to the Borrower under the Credit Agreement.

        ACCORDINGLY, the Borrower and the Agent, on behalf of the Lenders and the LC Issuer, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

        1.2. Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect from time to time.

        1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

        "Accounts" means all rights to payment for goods sold or leased or services rendered by the Grantors, whether or not earned by performance, together with all security interests or other security


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held by or granted to the Grantors to secure such rights to payment and shall include without limitation an "account" as such term is defined in the UCC.

        "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

        "Chattel Paper" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods and shall include without limitation "chattel paper" as such term is defined in the UCC.

        "Collateral" means all Accounts, Chattel Paper, Documents, General Intangibles, Instruments, and Inventory, wherever located, in which the Grantors now have or hereafter may acquire any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

        "Default" means an event described in Section 5.1.

        "Documents" means all documents of title and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

        "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

        "General Intangibles" means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims, including without limitation, all "general intangibles" as such term is defined in the UCC.

        "Instruments" means all "instruments" as such term is defined in the UCC.

        "Inventory" means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the business of the Grantors, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of a Grantor, and all such goods released to a Grantor or


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to third parties under trust receipts or similar documents and shall include
"inventory" as such term is defined in the UCC.

        "Lenders" means the lenders party to the Credit Agreement and their successors and assigns.

        "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower or any Loan Party to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

        "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

        "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

        "Receivables" means the Accounts, Chattel Paper, Documents, Instruments, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

        "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

        "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders or their Affiliates.

        "UCC" means the Texas Uniform Commercial Code as in effect from time to time.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


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                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

        Section 2.1 Grant of Security Interest. Subject to the provisions of
Section 2.2, each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

        Section 2.2 Springing Security Interest. Section 2.1 shall not become effective unless and until a Default has occurred under the Credit Agreement at which time the security interest granted pursuant to Section 2.1 shall automatically become effective and shall attach to the Collateral and shall thereafter remain in effect until the Secured Obligations have been paid or otherwise satisfied in full and the Commitment of each Lender has terminated.

        Section 2.3 FIFO Treatment of Repayment of Obligations. To the extent the Grantors use the Credit Extensions to purchase Collateral, repayment of the Obligations shall apply on a "first-in-first-out" basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Grantor purchased the Collateral.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        Each Grantor represents and warrants to the Agent, the LC Issuer and each Lenders that:

        3.1. General. In the case of each Grantor, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent, the LC Issuer and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Grantor's knowledge.

        3.2. Title, Authorization, Validity and Enforceability. The Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Grantor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral, in accordance with the terms set forth herein.


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When financing statements, duly completed and signed in accordance with the requirements of the UCC, have been filed in the appropriate offices in accordance with the then applicable requirements of the UCC as in effect in each applicable jurisdiction, the Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.6.

        3.3. Conflicting Laws and Contracts. Neither the execution and delivery by the Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or its articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Lenders).

        3.4. Principal Location. As of the date hereof, the Grantor's jurisdiction of incorporation, mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Exhibit "A"; such Grantor has no other places of business except those set forth in Exhibit "A".

        3.5. Property Locations. As of the date hereof, the Inventory of the Grantor is located solely at the locations described in Exhibit "A".

        3.6. No Other Names. The Grantor has not conducted business under any name except the name in which it has executed this Security Agreement.

        3.7.    No Default. No Default or Unmatured Default exists.

        3.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by such Grantor from time to time.

        3.9. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed in any jurisdiction except as described in Exhibit "B" or except as permitted under Section 4.1.6.


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                                   ARTICLE IV

                                    COVENANTS

        From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, except as otherwise permitted under the Credit Agreement, each Grantor covenants and agrees with the Agent that:

        4.1.    General.

                4.1.1. Inspection. The Grantor will permit the Agent or any Lender, by its representatives and agents (i) to inspect the Collateral,
        (ii) to examine and make copies of the records of the Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantor with, and to be advised as to the same by, the Grantor's officers and employees (and, in the case of any Receivable, upon the occurrence and during the continuation of a Default, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Agent or such Lender may determine, and all at the Grantor's expense.

                4.1.2. Taxes. The Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

                4.1.3. Records and Reports; Notification of Default. The Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time request. The Grantor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

                4.1.4. Financing Statements and Other Actions; Defense of Title. The Grantor will execute and deliver to the Agent all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a first perfected security interest in the Collateral, subject only to Liens permitted under Section 4.1.6. The Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                4.1.5. Disposition of Collateral. The Grantor will comply with the provisions of Section 6.13 of the Credit Agreement.


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                4.1.6. Liens. The Grantors will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement and (ii) other Liens permitted pursuant to Section 6.15 of the Credit Agreement.

                4.1.7. Change in Location or Name. The Grantor will not (i) have any Inventory in material value at a location other than a location specified in Exhibit "A", (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit "A", (iii) maintain a place of business at a location other than a location specified on Exhibit "A", (iv) change its corporate name, (v) change its jurisdiction of incorporation, (vi) change its chief executive office or (vii) change its mailing address, unless the Borrower shall have given the Agent not less than 30 days' prior written notice thereof.

                4.1.8. Other Financing Statements. The Grantor will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

                4.1.9. Credit Agreement Covenants. In the case of each Grantor such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Unmatured Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

        4.2.    Receivables.

                4.2.1. Certain Agreements on Receivables. Except as otherwise permitted in the Credit Agreement, the Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in the ordinary course of business.

                4.2.2. Collection of Receivables. Except as otherwise permitted in the Credit Agreement or this Security Agreement, the Grantor will collect and enforce, at the Grantor's sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

                4.2.3. Delivery of Invoices. The Grantor will deliver to the Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Agent shall specify.

                4.2.4. Disclosure of Counterclaims on Receivables. If, other than in the ordinary course of business, and during any period in which a Default has occurred and is continuing, (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a


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        Receivable, the Grantor will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of the Grantor relating to such Receivable and in connection with any invoice or report furnished by the Grantor to the Agent relating to such Receivable.

        4.3.    Inventory.

                4.3.1. Maintenance of Goods. The Grantor will do all things necessary in the ordinary course of business to maintain, preserve, protect and keep the Inventory in good repair and working and saleable condition.

                4.3.2. Insurance. The Grantor will (i) maintain fire and extended coverage insurance on the Inventory which, upon the effectiveness of the security interest granted pursuant to Section 2.2, shall contain a lender's loss payable clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Agent as the Agent shall from time to time request, (iii) furnish to the Agent upon the request of the Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured.

        4.4. Instruments, Chattel Paper, and Documents. The Grantor will (i) deliver to the Agent immediately upon the effectiveness of the security interest granted hereunder pursuant to Section 2.2 the originals of all Chattel Paper and Instruments (if any then exist), (ii) hold in trust for the Agent upon receipt after the effectiveness of the security interest granted hereunder pursuant to
Section 2.2 any Chattel Paper and Instruments constituting Collateral, (iii) and upon the Agent's request after the effectiveness of the security interest granted hereunder pursuant to Section 2.2, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral. Upon the effectiveness of the security interest granted pursuant to Section 2.2, the Grantor will not create any Chattel Paper without placing a legend thereon acceptable to the Agent indicating that the Agent has a security interest interest in the Chattel Paper.

        4.5. Federal, State or Municipal Claims. Upon the occurrence and during the continuation of a Default, the Grantor will notify the Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.


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                                    ARTICLE V

                                     DEFAULT

        5.1 Default. The occurrence of any one or more of the following events shall constitute a Default:

                5.1.1. Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

                5.1.3. The breach by any Grantor of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to the Grantor by the Agent.

                5.1.4. The occurrence of any "Default" under, and as defined in, the Credit Agreement.

        5.2. Acceleration and Remedies. Upon the occurrence of a Default, the Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies, provided that the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2:

                5.2.1. Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

                5.2.3. Those rights and remedies available to a secured party under the UCC or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

                5.2.4. Without notice except as specifically provided in Section
        8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. In connection with such sales, the Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent may disclaim warranties of title, quiet enjoyment, possession and the like.

        5.3. Debtor's Obligations Upon Default. Upon the request of the Agent after the occurrence of a Default, provided that the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2, the Grantors will:


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                5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places specified by the Agent.

                5.3.3. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

        5.4.    License. Provided that the security interest granted pursuant to
Section 2.1 has become effective pursuant to Section 2.2, the Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Grantor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, provided that the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2, each Grantor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of the Grantor's Inventory directly to any person, including without limitation persons who have previously purchased the Grantor's Inventory from the Grantor and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Grantor and any Inventory that is covered by any copyright owned by or licensed to the Grantor and the Agent may finish any work in process and affix any trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.


                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

        No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Required Lenders required under Section 8.2 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.


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                                   ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES

        7.1. Lockboxes. Upon request of the Agent after the occurrence of a Default, provided that the security interest granted hereunder has become effective pursuant to Section 2.2 hereof, the each Grantor shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

        7.2. Collection of Receivables. The Agent may at any time after the occurrence of a Default, provided that the security interest granted hereunder has become effective pursuant to Section 2.2 hereof, by giving the Grantors written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders and the LC Issuer. In such event, the Grantors shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Grantors shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

        7.3. Special Collateral Account. Provided that the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2, the Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Secured Obligations. The Grantors shall have no control whatsoever over said cash collateral account. If no Default has occurred or is continuing, the Agent shall from time to time deposit the collected balances in said cash collateral account into the Borrower's general operating account with the Agent. If any Default has occurred and is continuing, the Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

        7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;


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                (b)     SECOND, to payment of that portion of the Secured
        Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders, the LC Issuer and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

                (c) THIRD, to payment of the principal of the Secured Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders, the LC Issuer and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them;

                (d) FOURTH, to payment of any Secured Obligations (other than those listed above) pro rata among those parties to whom such Secured Obligations are due in accordance with the amounts owing to each of them; and

                (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into the Borrower's general operating account with the Agent.

If the Agent sells any of the Collateral upon credit, the Grantors will only be credited with payments actually made by the purchaser, received by the Agent and applied to the Secured Obligations.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1. Notice of Disposition of Collateral. The Grantors hereby waive notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

        8.2. Compromises and Collection of Collateral. The Grantors and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantors agree that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

        8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which the Grantors have agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Grantors' obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

        8.4. Authorization for Secured Party to Take Certain Action. If the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2, the Grantors irrevocably authorize the Agent at any time thereafter and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to execute on behalf of themselves as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iv) to enforce payment of the Receivables in the name of the Agent or the Grantors, (v) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Article VII and
(vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Grantors agree to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve the Grantors of any of their obligations under this Security Agreement or under the Credit Agreement.

        8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section
8.5 shall be specifically enforceable against the Grantor.

        8.6. Use and Possession of Certain Premises. Upon the occurrence of a Default, provided the security interest granted pursuant to Section 2.1 has become effective pursuant to Section 2.2, the Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Grantor for such use and occupancy.

        8.7. Dispositions Not Authorized. The Grantors are not authorized to sell or otherwise dispose of the Collateral in violation of Section 6.13 of the Credit Agreement and notwithstanding any course of dealing between the Grantors and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral in violation of Section 6.13 of the Credit Agreement shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

        8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent, the LC Issuer and the Lenders and their respective successors and assigns, except that the Grantors shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

        8.9. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

        8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

        8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

        8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

        8.13.   Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER
LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        8.15. Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS SECURITY AGREEMENT.

        8.16. Indemnity. Each Grantor hereby agrees to indemnify the Agent, the LC Issuer and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Agent, the LC Issuer or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent, the LC Issuer or the Lenders or the Grantor, and any claim for patent, trademark or copyright infringement).


                                   ARTICLE IX

                                     NOTICES

        9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telegraph, telex, FAX or nationally established overnight courier service, and shall be deemed received (i) when received by the addressee if sent via the United States mail, postage prepaid, (ii) when delivered to the appropriate office or machine operator for transmission, charges prepaid, if sent by telegraph or telex (answerback confirmed in the case of telexes), (iii) when receipt thereof by the addressee is confirmed by telephone if sent by FAX and (iv) one business day after delivery to an overnight courier service, if sent by such service, in each case addressed to a Grantor at the address set forth on Exhibit "A" as its mailing address and chief executive office, and to the Agent, the LC Issuer and the Lenders at the addresses set forth in the Credit Agreement.

        9.2. Change in Address for Notices. Each of the Grantors, the Agent, the LC Issuer and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

                                    ARTICLE X

                                    THE AGENT

        Bank One, Texas, NA has been appointed Agent for the LC Issuer, the Lenders and their Affiliates, pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such
Article X. Any successor Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

                {Remainder of this Page Intentionally Left Blank}

        IN WITNESS WHEREOF, the Grantors and the Agent have executed this Security Agreement as of the date first above written.

DAISYTEK, INCORPORATED
DAISYTEK LATIN AMERICA, INC.
STEADI-SYSTEMS, LTD.
THE TAPE COMPANY, INC. (a Georgia corporation)
THE TAPE COMPANY, INC. (an Illinois corporation)
THE TAPE COMPANY, INC. (a Pennsylvania corporation)
TAPE DISTRIBUTORS OF MINNESOTA, INC.
TAPE DISTRIBUTORS, INC.,
TAPE DISTRIBUTORS OF TEXAS, INC.,
ARLINGTON INDUSTRIES, INC.,
B.A. PARGH COMPANY, INC.
VIRTUALDEMAND, INC.
STEADI SYSTEMS MIAMI, INC.
STEADI SYSTEMS NEW YORK, LTD.
TAPEBARGAINS.COM, INC.
BUSINESS SUPPLIES DISTRIBUTORS, INC.


By: /s/ Ralph Mitchell
    --------------------------------
Name: Ralph Mitchell
Title: Executive Vice President-Finance





BANK ONE, TEXAS, NA,
as Agent

By: /s/ Katherine M. Turner
    --------------------------------
Name: Katherine M. Turner
Title: First Vice President